Exhibit 99.2

SPONSOR FORFEITURE AGREEMENT

July 15, 2021

FG New America Investors LLC

105 S. Maple Street
Itasca, IL 60143

FG New America Acquisition Corp.
105 S. Maple Street
Itasca, IL 60143

Opportunity Financial, LLC

130 E. Randolph Street, Suite 3300

Chicago, IL 60601

Re: Forfeiture of Certain Sponsor Class B Common Stock

Ladies and Gentlemen:

Reference is hereby made to:

(i)	that certain Business Combination Agreement, dated as of February 9, 2021, by and among (i) FG New America Acquisition Corp., a Delaware corporation (the “Buyer”), (ii) Opportunity Financial, LLC, a Delaware limited liability company (the “Company”), (iii) OppFi Shares, LLC, a Delaware limited liability company (“OFS”), and (iv) Todd Schwartz (the “Members’ Representative”) (as may be amended, restated, modified or supplemented from time to time, the “BCA”); and

(ii)	the fact that FG New America Investors LLC, a Delaware limited liability company (the “Sponsor”) owns (A) 4,080,000 warrants to purchase shares of Class A Common Stock at an exercise price of $11.50 per share (the “$11.50 Warrants”), (B) 1,512,500 warrants to purchase shares of Class A Common Stock at an exercise price of $15.00 per share (the “$15.00 Warrants”), and (C) 5,156,250 shares of Class B Common Stock (the “Sponsor Class B Shares”).

Capitalized terms used but not defined herein shall have the meanings ascribed to them in the BCA.

In order to induce the Buyer and the Company to proceed with the transactions contemplated in and by the BCA and that certain waiver letter, dated as of July 15, 2021, by and among the Buyer, the Company and OFS relating to the waiver of Section 8.1(c)(iii) of the BCA, but only to the extent that Available Closing Date Cash shall not be less than eighty three million dollars ($83,000,000), and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Buyer, the Company and the Sponsor, hereby agree, pursuant to this letter agreement (this “Letter Agreement”), as follows:

1.	Effective immediately prior to (and contingent upon) the Closing, the Sponsor agrees to forfeit (i) 1,600,000 $11.50 Warrants, (ii) 600,000 $15.00 Warrants (clauses (i) and (ii) together, the “Forfeited Sponsor Warrants”), and (iii) 2,500,000 Sponsor Class B Shares (the “Forfeited Sponsor Class B Shares”, and together with the Forfeited Sponsor Warrants, the “Forfeiture”).

2.	To effect the Forfeiture immediately prior to (and contingent upon) the Closing:

(a)	the Sponsor shall surrender (i) the Forfeited Sponsor Warrants and (ii) the Forfeited Sponsor Class B Shares to Buyer for cancellation and in exchange for no consideration;

(b)	Buyer shall immediately retire and cancel all of (i) the Forfeited Sponsor Warrants and (ii) the Forfeited Sponsor Class B Shares (and shall direct Buyer’s transfer agent (or such other intermediaries as appropriate) to take any and all such actions incident thereto); and

(c)	the Sponsor and Buyer each shall take such actions as are necessary to cause (i) the Forfeited Sponsor Warrants and (ii) the Forfeited Sponsor Class B Shares to be retired and cancelled, after which (i) the Forfeited Sponsor Warrants and (ii) the Forfeited Sponsor Class B Shares shall no longer be issued, outstanding, convertible, or exercisable, and the Sponsor shall provide the Company with evidence that such retirement and cancellation has occurred.

3.	The Sponsor hereby represents and warrants to the Company, as of the date hereof and as of the Closing, that the Sponsor owns, and holds of record, all of (i) the Forfeited Sponsor Warrants and (ii) the Forfeited Sponsor Class B Shares, free and clear of all Liens and other obligations in respect of (i) the Forfeited Sponsor Warrants and (ii) the Forfeited Sponsor Class B Shares.

4.	No party hereto may assign either this Letter Agreement or any of its rights, interests, or obligations hereunder without the prior written consent of each of the other parties hereto. Any purported assignment in violation of this paragraph shall be void and ineffectual and shall not operate to transfer or assign any interest or title to the purported assignee. This Letter Agreement shall be binding on the Sponsor, the Company, and their respective successors and assigns.

5.	Any notice, consent, or request to be given in connection with any of the terms or provisions of this Letter Agreement shall be deemed given: (a) when personally delivered (or, if delivery is refused, upon presentment) or received by email (with non-automated confirmation of receipt by the recipient) prior to 5:00 p.m. eastern time on a Business Day and, if otherwise, on the next Business Day, or (b) when received (or, if delivery is refused, upon presentment) following sending by reputable overnight express courier (charges prepaid) or certified or registered mail and return receipt requested (postage prepaid). Such communications, to be valid, must be addressed as follows:

If to Sponsor:

FG New America Investors LLC

105 S. Maple Street
Itasca, IL 60143

Attention: Larry G Swets, Jr.

Email: lswets@itascafinancial.com

with a copy (which shall not constitute notice) to:

White & Case LLP

1221 Avenue of the Americas

New York, NY 10020-1095

Attention: Gary Silverman; Elliott Smith

Email: gary.silverman@whitecase.com; elliott.smith@whitecase.com

If to the Company:

Opportunity Financial, LLC

130 E. Randolph Street, Suite 3300

Chicago, IL 60601

Attention: Jared Kaplan

Email: jkaplan@opploans.com

with a copy (which shall not constitute notice) to:

DLA Piper LLP (US)

200 S. Biscayne Boulevard, Suite 2500

Miami, FL 33131

Attention: Joshua M. Samek, Esq.

Email: joshua.samek@dlapiper.com

6.	This Letter Agreement shall immediately terminate, without any further action by the parties hereto, at such time, if at all, that the BCA is terminated in accordance with its terms.

7.	Section 10.1 (Amendment and Waiver), Section 10.8 (Entire Agreement), Section 10.6 (Severability), Section 10.9 (Counterparts; Electronic Delivery), Section 10.10 (Governing Law; Waiver of Jury Trial; Jurisdiction), and Section 10.12 (Specific Performance) of the BCA are hereby incorporated into this Letter Agreement, mutatis mutandis, as though set out in their entirety in this paragraph 7.

[Signature pages to follow]

In Witness Whereof, this Agreement has been duly executed and delivered by each party as of the date first above written.

SPONSOR:

FG NEW AMERICA INVESTORS LLC

By:	/s/ Larry G. Swets, Jr.
Name:	Larry G. Swets, Jr.
Title:	Authorized Signatory

[Signature Page to Sponsor Forfeiture Agreement]

In Witness Whereof, this Agreement has been duly executed and delivered by each party as of the date first above written.

BUYER:

FG NEW AMERICA ACQUISTION CORP.

By:	/s/ Larry G. Swets, Jr.
Name:	Larry G. Swets, Jr.
Title:	Chief Executive Officer

[Signature Page to Sponsor Forfeiture Agreement]

In Witness Whereof, this Agreement has been duly executed and delivered by each party as of the date first above written.

COMPANY:

OPPORTUNITY FINANCIAL, LLC

By:	/s/ Jared Kaplan
Name:	Jared Kaplan
Title:	Chief Executive Officer

[Signature Page to Sponsor Forfeiture Agreement]